Exhibit 10.7

AMENDMENT NO. 1 TO SEVERANCE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Severance Agreement dated July 29, 2011 (the “Agreement”) is made by and between Global Brass & Copper Inc. (the “Company”) and Devin K. Denner (the “Executive”) as of February 8, 2012.

WHEREAS, the Company and the Executive desire to amend the Agreement as provided in this Amendment and agree that all other terms and conditions of the Agreement shall otherwise remain in place, except as expressly amended herein.

NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows, effective as of the date set forth below:

(1) Exhibit B of the Agreement is amended by deleting the phrase “Six hundred thousand dollars ($600,000)” and replacing it with the phrase “Zero ($0)”

(2) Except as modified hereby, the Agreement, shall remain in full force and effect and unmodified.

(3) This Amendment shall be governed by the laws of the State of Illinois without regard to the principles of conflicts of laws of the State of Illinois or those of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Illinois.

(4) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be a duplicate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

/s/ Devin K. Denner 2/9/2012
Devin K. Denner

Global Brass & Copper Inc.

By:	/s/ John Walker 2/9/2012
Name: John Walker
Title: Chief Executive Officer